Exhibit 3.1

SBLF 0405

(Bank/Thrift)

SMALL BUSINESS LENDING FUND — SECURITIES PURCHASE AGREEMENT

First Colebrook Bancorp, Inc.	0405
Name of Company	SBLF No.

132 Main Street	Corporation
Street Address for Notices	Organizational For (e.g., corporation, national bank)

Colebrook	New Hampshire	03576	Delaware
City	State	Zip Code	Jurisdiction of Organization

James E. Tibbetts	The Board of Governors of Federal Reserve System
Name of Contact Person to Receive Notices	Appropriate Federal Banking Agency

603-237-8523	603-237-7026	September 22, 2011
Fax Number for Notices	Phone Number for Notices	Effective Date

THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made as of the Effective Date set forth above (the "Signing Date") between the Secretary of the Treasury ("Treasury") and the Company named above (the "Company"), an entity existing under the laws of the Jurisdiction of Organization stated above in the Organizational Form stated above. The Company has elected to participate in Treasury's Small Business Lending Fund program ("SBLF"). This Agreement contains the terms and conditions on which the Company intends to issue preferred stock to Treasury, which Treasury will purchase using funds appropriated under SBLF.

This Agreement consists of the following attached parts, all of which together constitute the entire agreement of Treasury and the Company (the "Parties") with respect to the subject matter hereof, superseding all prior written and oral agreements and understandings between the Parties with respect to such subject matter:

Annex A:	Information Specific to	Annex G:	Form of Officer's Certificate
	the Company and the Investment	Annex H:	Form of Supplemental Reports
Annex B:	Definitions	Annex I:	Form of Annual Certification
Annex C:	General Terms and Conditions	Annex J:	Form of Opinion
Annex D:	Disclosure Schedule	Annex K:	Form of Repayment Document
Annex E:	Registration Rights
Annex F:	Form of Certificate of Designation

This Agreement may be executed in any number of counterparts, each being deemed to be an original instrument, and all of which will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or electronic mail attachment.

[Signatures follow]

SBLF 0405

(Bank/Thrift)

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the Effective Date.

THE SECRETARY OF THE TREASURY	FIRST COLEBROOK BANCORP, INC.

By:	/S/ Don Graves	By:	/s/ James E. Tibbetts

Name:	Don Graves	Name:	James E. Tibbetts
Title:	Deputy Assistant Secretary	Title:	President and Chief Executive Officer